Filed pursuant to Rule 424(b)(5)

Registration No. 333-280658

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 12, 2024)

Up to $8,250,000

Ordinary Shares

We have entered into a sales agreement, or the Sales Agreement, with Oppenheimer & Co. Inc., or Oppenheimer, dated November 8, 2024, relating to the sale of our ordinary shares, no par value, or the Ordinary Shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell the Ordinary Shares having an aggregate offering price of up to $8,250,000 from time to time through Oppenheimer.

Sales of the Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, Oppenheimer may also sell the Ordinary Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Oppenheimer is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Oppenheimer and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Oppenheimer will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Oppenheimer. In connection with the sale of the Ordinary Shares on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Oppenheimer will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to Oppenheimer with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

The Ordinary Shares are currently traded in the United States on the Nasdaq Capital Market under the symbol “PYPD”. On November 7, 2024, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $3.40 per Ordinary Share.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our Ordinary Shares in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of November 8, 2024, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, was approximately $24.8 million, based on 6,798,684 shares of our outstanding Ordinary Shares that were held by non-affiliates on such date and a price of $3.65 per share, which was the price at which our Ordinary Shares were last sold on the Nasdaq Capital Market on September 24, 2024 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.5 of Form F-3. As of the date of this prospectus supplement, we have not been deemed to have sold any securities pursuant to I.B.5 of Form F-3 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary shares.

 Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Oppenheimer & Co.

The date of this prospectus supplement is November 8, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $200,000,000 of the Ordinary Shares in one or more offerings. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Ordinary Shares and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to those registration statements, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and Oppenheimer has not, authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, references to the terms “PolyPid,” “the Company,” “we,” “us,” “our” and similar terms, refer to PolyPid Ltd., unless we state or the context implies otherwise. References to “Ordinary Shares” mean our Ordinary Shares, no par value.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section starting on page S-3 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein, before making an investment decision.

Overview

We are a Phase 3 clinical-stage biopharmaceutical company focused on developing targeted, locally administered and prolonged-release therapeutics using our proprietary Polymer-Lipid Encapsulation matriX, or PLEX, technology. Our product candidates are designed to address diseases with high unmet medical needs by pairing our PLEX technology with drugs already approved by the U.S. Food and Drug Administration, or FDA, or innovative drug candidates to achieve a novel therapeutic effect. Our PLEX technology is designed to deliver drugs directly to targeted treated sites in the body at predetermined release rates and predetermined durations ranging from several days to several months. We believe that our PLEX technology and product candidates have the potential to significantly improve the management of a variety of medical conditions, including surgical site infections, or SSIs, and cancer. Our lead product candidate, D-PLEX100, is currently in a pivotal Phase 3 confirmatory trial, SHIELD II, for the prevention of SSIs in patients undergoing open colorectal abdominal surgery with large incisions. D-PLEX100 pairs our novel proprietary PLEX technology with doxycycline, a first-line, broad spectrum and FDA-approved antibiotic. D-PLEX100 is administered directly into the surgical site during surgery, and provides a prolonged and continuous release of the broad-spectrum antibiotic doxycycline, resulting in high local concentration of the drug for a period of 30 days for the prevention of SSIs, including SSIs caused by standard of care antibiotic-resistant bacteria. Infections resulting from surgery can be fatal and create a significant public health burden despite the extensive use of systemically administered antibiotics both pre- and post-operatively and other measures taken to reduce infection risk in the intra-operative setting. In addition to our lead program D-PLEX100, our pipeline includes an early-stage oncology program, OncoPLEX, PolyPid’s lead intra-tumoral cancer therapy drug candidate. The OncoPLEX intra-tumoral cancer therapy program has been evaluated successfully in various animal tumor models, including colon carcinoma, melanoma and glioblastoma.

Company Information

Our principal executive offices are located at 18 Hasivim Street, Petach Tikva 4959376, Israel. Our telephone number in Israel is +972 (74) 719-5700. PolyPid Inc. is our agent in the United States, and its address is 372 Franklin Ave., P.O. Box 558, Nutley, NJ 07110. Our website address is www.polypid.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, no par value, having an aggregate offering price of up to $8,250,000.

Ordinary Shares outstanding prior to the offering	6,803,478 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	Up to 9,229,949 Ordinary Shares, assuming sales of 2,426,471 of Ordinary Shares at an assumed offering price of $3.40, which was the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market on November 7, 2024. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to Oppenheimer, as sales agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, which may include financing our operations, capital expenditures and business development.

See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	“PYPD”

Unless otherwise stated, all information in this prospectus supplement is based on 6,803,478 Ordinary Shares outstanding as of November 7, 2024, and does not include the following as of that date:

●	1,793,256 Ordinary Shares issuable upon the exercise of options outstanding under our Amended and Restated 2012 Share Option Plan, or the 2012 Plan, at a weighted average exercise price of $6.73 per share, of which 243,810 were vested as of November 7, 2024;

●	513,573 Ordinary Shares reserved for issuance and available for future grant under our 2012 Plan;

●	5,094,391 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at a weighted average exercise price of $4.87 per Ordinary Share; and

●	456,850 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants to purchase Ordinary Shares, at a weighted average exercise price of $0.0001 per Ordinary Share.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and discussed under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include financing our operations, capital expenditures and business development. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering may incur immediate dilution from the public offering price.

Because we expect the price per Ordinary Share of the Ordinary Shares being offered to be higher than the book value per share of the Ordinary Shares, you may suffer immediate dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming that an aggregate of 2,426,471 Ordinary Shares are sold during the term of the Sales Agreement with Oppenheimer, at a price of $3.40 per Ordinary Share (the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on November 7, 2024), for aggregate gross proceeds of approximately $8,250,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate and substantial dilution of $1.56 per Ordinary Share with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you may incur in this offering.

The actual number of the Ordinary Shares we will sell under the Sales Agreement with Oppenheimer, as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with Oppenheimer and compliance with applicable law, we have the discretion to deliver placement notices to Oppenheimer at any time throughout the term of the Sales Agreement. The number of the Ordinary Shares that are sold by Oppenheimer after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set with Oppenheimer. In addition, the price at which Ordinary Shares are sold by Oppenheimer, from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

A substantial number of our Ordinary Shares will be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 2,426,471 Ordinary Shares during the term of the Sales Agreement with Oppenheimer, the sold Ordinary Shares would equal approximately 26.3% of our outstanding Ordinary Shares as of November 7, 2024. This sale and any future issuances or sales of a substantial number of Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

There is no assurance that our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements, and, therefore, we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We do not anticipate paying any dividends.

No dividends have been paid on our Ordinary Shares. We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Israeli Companies Law of 1999, or the Companies Law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contains “forward-looking statements.” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition for future periods, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our dependence on enrollment of patients in our clinical trials in order to continue development of our product candidates;

●	the outcomes of our anticipated interim analysis in our SHIELD II clinical trial;

●	our ability to raise capital through the issuance of securities;

●	our ability to advance the development of our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the FDA, European Medicines Agency, or other applicable regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	the overall global economic environment;

●	the potential impact of the COVID-19 pandemic on the territories in which the Company operates;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and the accompanying prospectus, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement and the accompanying prospectus, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $8,250,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, which may include financing our operations, capital expenditures and business development. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Companies Law imposes further restrictions on our ability to declare and pay dividends.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis which gives effect to our sale of 2,006,226 Ordinary Shares and pre-funded warrants to purchase up to 229,231 Ordinary Shares, on August 6, 2024; and

●	on a pro forma as adjusted basis to give additional effect to the sale of 2,426,471 Ordinary Shares in this offering based on an assumed public offering price of $3.40 per Ordinary Share, the last reported sale price for our Ordinary Shares as reported on the Nasdaq Capital Market on November 7, 2024, and after deducting commissions and estimated offering expenses payable by us.

The following table sets forth our total liabilities and shareholders’ equity as of June 30, 2024 and should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus and the other financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

		June 30, 2024 (Unaudited)
			Pro forma
(U.S. dollars, in thousands)	Actual	Pro forma	as adjusted
Cash and cash equivalents	$3,076	$10,581	$18,504
Short term deposits	6,271	6,271	6,271
Total debt	8,564	8,564	8,564
Shareholders’ equity:
Ordinary shares, no par value; Authorized 107,800,000 shares (Unaudited); Issued and outstanding: 4,797,252 as of June 30, 2024 (Unaudited)
Additional paid in capital	252,652	260,157	268,080
Accumulated deficit	(251,051)	(251,051)	(251,051)
Total equity	1,601	9,106	17,029
Total capitalization	$1,601	$9,106	17,029

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of June 30, 2024, was approximately $0.33 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 4,797,252, the total number of Ordinary Shares outstanding at June 30, 2024.

Our pro forma net tangible book value as of June 30, 2024, would have been approximately $9.1 million, representing approximately $1.34 per Ordinary Share. Pro forma net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 6,803,478 the total number of Ordinary Shares issued and outstanding on June 30, 2024, after giving effect to the issuance and sale on August 6, 2024, of 2,006,226 Ordinary Shares and pre-funded warrants to purchase up to 229,231 Ordinary Shares from June 30, 2024 to the date of this prospectus.

After giving effect to the assumed sale of our Ordinary Shares during the term of the Sales Agreement with Oppenheimer in the aggregate amount of 2,426,471 at an assumed offering price of $3.40 per Ordinary Share, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on November 7, 2024, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately $17 million, or $1.84 per Ordinary Share. This amount represents an immediate increase in net tangible book value of $0.50 per Ordinary Share as a result of this offering and an immediate dilution of approximately $1.56 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus supplement. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed offering price per Ordinary Share		$3.40
Net tangible book value per Ordinary Share as of June 30, 2024	$0.33
Pro forma net tangible book value per Ordinary Share	$1.34
Increase in net tangible book value per Ordinary Share attributable to investors purchasing Ordinary Shares this offering	$0.50
Pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering		$1.84
Dilution per Ordinary Share to investors purchasing Ordinary Shares in the offering		$1.56

The above discussion and table are based on 4,797,252 Ordinary Shares outstanding as of June 30, 2024, and do not include the following as of that date or any securities issued after such date:

●	1,439,705 Ordinary Shares issuable upon the exercise of options outstanding under our 2012 Plan, at a weighted average exercise price of $7.30 per share, of which 73,501 were vested as of June 30, 2024;

●	867,124 Ordinary Shares reserved for issuance and available for future grant under our 2012 Plan;

●	3,378,400 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at a weighted average exercise price of $5.60 per Ordinary Share; and

●	227,619 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants to purchase Ordinary Shares, at a weighted average exercise price of $0.0001 per Ordinary Share.

To the extent that outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our equity incentive plans, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

DESCRIPTION OF OUR ORDINARY SHARES

The material terms and provisions of our Ordinary Shares are described under the heading “Description of Our Ordinary Shares” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Oppenheimer under which we may issue and sell our Ordinary Shares from time to time up to amounts to be determined from time to time through Oppenheimer acting as agent. A copy of the Sales Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Oppenheimer may sell our Ordinary Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Oppenheimer not to sell Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or Oppenheimer may suspend the offering of Ordinary Shares upon notice and subject to other conditions.

We will pay Oppenheimer commissions, in cash, for its services in acting as agent in the sale of our Ordinary Shares. Oppenheimer will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Oppenheimer for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Oppenheimer under the terms of the Sales Agreement, will be approximately $30,000.

Settlement for sales of Ordinary Shares will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Oppenheimer in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Oppenheimer may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Oppenheimer will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Ordinary Shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Ordinary Shares on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Oppenheimer will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Oppenheimer against certain civil liabilities, including liabilities under the Securities Act.

The offering of Ordinary Shares pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement as permitted therein. We and Oppenheimer may each terminate the Sales Agreement at any time upon ten (10) days’ prior notice or by Oppenheimer at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our Ordinary Shares or to enforce contracts for the sale of our Ordinary Shares.

Oppenheimer and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Oppenheimer will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Oppenheimer and Oppenheimer may distribute this prospectus supplement and the accompanying prospectus electronically.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and the accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and the accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

The validity of the securities offered hereby, and certain matters of Israeli law will be passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.)., Tel Aviv, Israel. Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., New York, New York, acted as counsel to Oppenheimer.

EXPERTS

The consolidated financial statements of PolyPid Ltd. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended on December 31, 2023 have been incorporated by reference herein in reliance upon the report of Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of EY Global, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

The SEC maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement and the accompanying prospectus, or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024;

●	the Company’s reports of foreign private issuer on Form 6-K furnished to the SEC on April 30, 2024 (with respect to the first two paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1), May 8, 2024 (with respect to the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for the three months ended March 31, 2024”, “Balance Sheet Highlights,” and “Forward-looking Statements” and the financial statements in the press release attached as Exhibit 99.1), May 17, 2024, May 28, 2024, June 18, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1), July 2, 2024, July 19, 2024, August 2, 2024, August 14, 2024 (with respect to the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for the three months ended June 30, 2024,” “Financial results for the six months ended June 30, 2024,” “Balance Sheet Highlights,” and “Forward-looking Statements” and the financial statements in the press release attached as Exhibit 99.1), August 14, 2024, October 1, 2024 (with respect to the first two paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1), and November 8, 2024; and

●	The description of our Ordinary Shares which is contained in our Registration Statement on Form 8-A filed on June 18, 2020 (File No. 001-38428) under the Exchange Act, as amended by Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2023, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at PolyPid Ltd., 18 Hasivim Street, Petach Tikva 4959376, Israel. Attention: Jonny Missulawin, Chief Financial Officer, telephone number: +972 (74) 719-5700.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the vast majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, an Israeli court may enforce a United States judgment in a civil matter, which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts; however, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●

the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court under the applicable international private law rules in Israel, and the judgement does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty for the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Prospectus

$200,000,000

Ordinary Shares

We may offer and sell from time to time in one or more offerings up to a total amount of $200,000,000 of our ordinary shares, or the Ordinary Shares, no par value. Each time we sell Ordinary Shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the Ordinary Shares.

The Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “PYPD.”

Investing in the Ordinary Shares involves a high degree of risk. Risks associated with an investment in the Ordinary Shares will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” on page 2.

The Ordinary Shares may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the Ordinary Shares with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Ordinary Shares and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $200,000,000 of the Ordinary Shares in one or more offerings. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

Each time we sell Ordinary Shares, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference” before buying the Ordinary Shares being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “PolyPid,” “the Company,” “we,” “us,” “our” and similar terms, refer to PolyPid Ltd., unless we state, or the context implies otherwise. References to “Ordinary Shares” mean our Ordinary Shares, no par value.

ii

ABOUT POLYPID LTD.

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a Phase 3 clinical-stage biopharmaceutical company focused on developing targeted, locally administered and prolonged-release therapeutics using our proprietary Polymer-Lipid Encapsulation matriX, or PLEX, technology. Our product candidates are designed to address diseases with high unmet medical needs by pairing our PLEX technology with drugs already approved by the U.S. Food and Drug Administration, or FDA, or innovative drug candidates to achieve a novel therapeutic effect. Our PLEX technology is designed to deliver drugs directly to targeted treated sites in the body at predetermined release rates and predetermined durations ranging from several days to several months. We believe that our PLEX technology and product candidates have the potential to significantly improve the management of a variety of medical conditions, including surgical site infections, or SSIs, and cancer. Our lead product candidate, D-PLEX100, is currently in a pivotal Phase 3 confirmatory trial, SHIELD II, for the potential approval for prevention of SSIs in patients undergoing abdominal colorectal surgery with large incisions. D-PLEX100 pairs our novel proprietary PLEX technology with doxycycline, a first-line, broad spectrum and FDA-approved antibiotic. D-PLEX100 is administered directly into the surgical site during surgery and provides a prolonged and continuous release of the broad-spectrum antibiotic, resulting in high local concentration of the drug for a period of 30 days for the prevention of SSIs, including SSIs caused by standard of care antibiotic-resistant bacteria. Infections resulting from surgery can be fatal and create a significant public health burden despite the extensive use of systemically administered antibiotics both pre- and post-operatively and other measures taken to reduce infection risk in the intra-operative setting. In addition to our lead program D-PLEX100, our pipeline includes an early-stage oncology program, OncoPLEX, PolyPid’s lead intra-tumoral cancer therapy drug candidate. OncoPLEX utilizes our PLEX technology to provide controlled local exposure to docetaxel, one of the most widely used chemotherapy agents, directly at the tumor site for several weeks. The OncoPLEX intra-tumoral cancer therapy program has been evaluated successfully in various animal tumor models, both as adjuvant and neoadjuvant, including murine colon carcinoma, melanoma and glioblastoma animal models.

Company Information

Our principal executive offices are located at 18 Hasivim Street, Petach Tikva 4959376, Israel. Our telephone number in Israel is +972 (74) 719-5700. PolyPid Inc. is our agent in the United States, and its address is 372 Franklin Ave., P.O. Box 558, Nutley, NJ 07110. Our website address is www.polypid.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements”. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our dependence on enrollment of patients in our clinical trials in order to continue development of our product candidates;

●	the outcomes of our anticipated interim analysis in our SHIELD II clinical trial;

●	our ability to raise capital through the issuance of securities;

●	our ability to advance the development of our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the FDA, EMA, or other applicable regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	the overall global economic environment;

●	the potential impact of the COVID-19 pandemic on the territories in which the Company operates;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of March 31, 2024, and December 31, 2023. The financial data in the following table is derived from our interim unaudited financial statements as of March 31, 2024, and our audited financial statements as of December 31, 2023, as applicable, and should be read in conjunction with such financial statements, which have been incorporated by reference in this prospectus.

(U.S. dollars, in thousands)	As of March 31, 2024 (Unaudited)	As of December 31, 2023 (Audited)
Cash and cash equivalents	$3,844	$5,309
Short term deposits	10,612	-
Total debt	8,724	10,382
Shareholders’ equity:
Ordinary shares, no par value; Authorized 107,800,000 shares as of March 31, 2024 (Unaudited) and December 31, 2023; Issued and outstanding:
4,797,252 and 1,653,559 shares as of March 31, 2024 (Unaudited), and December 31, 2023, respectively
Additional paid in capital	251,902	236,213
Accumulated deficit	(244,757)	(238,309)
Total equity	7,145	(2,096)
Total capitalization	$7,145	$(2,096)

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

DESCRIPTION OF OUR ORDINARY SHARES

The following description of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete.

Ordinary Shares

As of July 1, 2024, our authorized share capital consisted of 107,800,000 of our Ordinary Shares, of which 4,797,252 Ordinary Shares were issued and outstanding. All of our outstanding Ordinary Shares have been validly issued, and are fully paid and non-assessable.

As of July 1, 2024, an additional 1,439,705 of our Ordinary Shares were issuable upon the exercise of outstanding options to purchase our Ordinary Shares. The exercise price of the options outstanding ranges between $4.05 and $276.90 per share.

Our registration number with the Israeli Registrar of Companies is 51-410592-3.

Purposes and Objects of the Company

Our purpose is set forth in Section 3 of our amended and restated articles of association and includes every lawful purpose.

The Powers of the Directors

Pursuant to the Israeli Companies Law 5759-1999, or the Companies Law and our amended and restated articles of association, our board of directors, or the Board, may exercise all powers and take all actions that are not required under the Companies Law, or under our amended and restated articles of association, to be exercised or taken by our shareholders.

Preemptive Rights

Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Voting Rights of Directors

Subject to the provisions of the Companies Law and our amended and restated articles of association, no director shall be disqualified by virtue of his or her office from holding any office or place of profit in our company or in any company in which our company shall be a shareholder or otherwise interested, or from contracting with our company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of our company in which any director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any director be liable to account to our company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such director’s holding that office or of the fiduciary relations thereby established, but the nature of his or her interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his or her interest then exists, or, in any other case, at no later than the first meeting of the Board after the acquisition of his or her interest.

Rights of the Shares

Our Ordinary Shares confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attends the meeting and participates in the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are elected solely at an annual general meeting of our shareholders and serve on the Board until the next annual general meeting of our shareholders following his or her appointment, or until they cease to act as Board members pursuant to the provisions of our amended and restated articles of association or any applicable law. The Board may at any time and from time to time appoint any person as a director to fill a vacancy (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the maximum number of eleven, as stated in our amended and restated articles of association). In the event of one or more such vacancies in the Board, the continuing directors may continue to act in every matter, provided, however, that if they number less than the minimum number of five, as provided in our amended and restated articles of association, they may only act in an emergency or to fill the office of director which has become vacant up to a number equal to the minimum number of five. The office of a director that was appointed by the Board to fill any vacancy shall only be for the remaining period of time during which the director whose service has ended was filled would have held office. We are not currently required to have external directors serving on Board, based on an exemption that we have elected to be governed by under the Companies Law regulations.

Annual and Special Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by the Board, which must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. The Board may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power, or the Non Exempted Holding. However, under a new exemption applicable as of March 12, 2024, the board of directors of an Israeli company whose shares are listed outside of Israel, shall convene a special meeting at the request of one or more shareholders holding at least 10% of the issued and outstanding share capital instead of 5% in the past, and at least 1% of the voting rights in the company, or one or more shareholders holding at least 10% of the voting rights in the company, provided that if the applicable law as applicable to companies incorporated in the country which the Company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than 10%, then the Non Exempted Holding shall apply. Since our shares are listed for trade under U.S. law, such exemption will apply to us.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board, which may be between four and 60 days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	the exercise of the Board’s powers by a general meeting if the Board’s is unable to exercise its powers and the exercise of any of its powers is required for our company’s proper management;

●	appointment or termination of our auditors;

●	appointment of directors (other than in the cases specified in our amended and restated articles of association);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special general meeting be provide to shareholders at least 21 days prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to such meeting.

Quorum

As permitted under the Companies Law and our amended and restated articles of association, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them in the aggregate at least twenty five percent (25%) of the voting power of the Company. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned either (i) to the same day of the following week, at the same hour and in the same place (ii) to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting or (iii) to such day and at such time and place as the chairperson of the general meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Adoption of Resolutions

Except as required by the Companies Law or our amended and restated articles of association, a resolution of the shareholders shall be adopted if approved by the holders of a simple majority of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting. Without limiting the generality of the foregoing, a resolution with respect to a matter or action for which the Companies Law prescribes a higher majority or pursuant to which a provision requiring a higher majority would have been deemed to have been incorporated into our amended and restated articles of association, but resolutions with respect to which the Companies Law allows our amended and restated articles of association to provide otherwise, shall be adopted by a simple majority of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.

Changing Rights Attached to Shares

If at any time the share capital of our company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Companies Law or our amended and restated articles of association, may be modified or cancelled by the Company by a resolution of the general meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Rights to Own Ordinary Shares

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of the Company

There are no specific provisions in our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of us or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of its shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority (as defined below) approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” is defined in the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

The Companies Law also provides that an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company, or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under a new exemption applicable as of March 12, 2024, the aforesaid limitations do not apply for an Israeli company whose shares are listed outside of Israel, provided that the applicable law as applicable to companies incorporated in the country which the company is listed for trade provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli public company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, the Board may exercise all powers and take all actions that are not required under law or under the Company’s amended and restated articles to be exercised or taken by the shareholders, including the power to borrow money for company purposes.

Changes in the Company’s Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting and subject to the provisions of the Companies Law:

●	Increase in our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which has not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to purchasers as an “equity line of credit”, as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into an ordinary shares purchase agreement with the purchaser to be named therein, which will be described in a Form 6-K that we will file with the SEC. In that Form 6-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of ordinary shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

The following table sets forth the expenses, other than any underwriting commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part:

SEC registration fee		$29,520
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	Estimated fees and expenses that are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the validity of the Ordinary Shares represented by the Ordinary Shares offered in this prospectus will be passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of PolyPid Ltd. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended on December 31, 2023 have been incorporated by reference herein in reliance upon the report of Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of EY Global, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.polypid.com. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

The SEC maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024;

●	the Company’s reports of foreign private issuer on Form 6-K furnished to the SEC on April 30, 2024 (with respect to the first two paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1), May 8, 2024 (with respect to the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for the three months ended March 31, 2024”, “Balance Sheet Highlights,” and “Forward-looking Statements” and the financial statements in the press release attached as Exhibit 99.1), May 17, 2024, May 28, 2024 and June 18, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1); and

●	the description of the Company’s Ordinary Shares in Exhibit 2.4 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, and including any further amendment or report filed which updates such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at PolyPid Ltd., 18 Hasivim Street, Petach Tikva 4959376, Israel. Attention: Jonny Missulawin, Chief Financial Officer, telephone number: +972 (74) 719-5700.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the vast majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, an Israeli court may enforce a United States judgment in a civil matter, which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts; however, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●

the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court under the applicable international private law rules in Israel, and the judgement does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty for the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Up to $8,250,000 of Ordinary Shares

PolyPid Ltd.

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.

November 8, 2024